EXHIBIT 1.1

                               6,000,000 SHARES

                           DOMAIN ENERGY CORPORATION

                                 COMMON STOCK

                                    FORM OF

                            UNDERWRITING AGREEMENT


                                                                 June __, 1997

CREDIT SUISSE FIRST BOSTON CORPORATION
PaineWebber Incorporated
Prudential Securities Incorporated
Morgan Keegan & Company, Inc.
   As Representatives of the Several Underwriters,
c/o Credit Suisse First Boston Corporation
   Eleven Madison Avenue
   New York, New York  10010-3629

Ladies and Gentlemen:

            Domain Energy Corporation, a Delaware corporation (the "Company"), proposes to sell an aggregate of 6,000,000 shares (the "Firm Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), to you and to the other underwriters named in Schedule I (collectively, the "Underwriters"), for whom you are acting as representatives (the "Representatives"). The Company has also agreed to grant to you and the other Underwriters an option (the "Option") to purchase up to an additional 900,000 shares of Common Stock (the "Option Shares") on the terms and for the purposes set forth in Section 1(b). The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares."

            The Company and the subsidiaries of the Company signatory hereto (the "Material Subsidiaries") confirm as follows their agreements with the Representatives and the several other Underwriters.

            1.    AGREEMENT TO SELL AND PURCHASE.

                  (a) On the basis of the representations, warranties and agreements herein contained of the Company and the Material Subsidiaries and, subject to all the terms and conditions of this Agreement, the Company agrees to sell to each Underwriter named below, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at price equal to $____ per share, the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I,

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plus such additional number of Shares which such Underwriter may become obligated to purchase pursuant to Section 8 hereof.

                  (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, up to 900,000 Option Shares from the Company at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time or from time to time on or before the 30th day after the date of this Agreement, upon written or telegraphic notice (the "Option Shares Notice") by the Representatives to the Company no later than 12:00 noon, New York City time, at least three and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On each Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in corresponding Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

            2. DELIVERY AND PAYMENT. Delivery of the Firm Shares shall be made to the Representatives for the accounts of the Underwriters at the office of Credit Suisse First Boston Corporation ("CSFBC"), Eleven Madison Avenue, New York, New York, 10010 against payment of the purchase price by wire transfer of Federal Funds or similar same day funds to an account designated by the Company of a bank acceptable to CSFBC at least one day prior to the Closing Date (as hereinafter defined). Such payment shall be made at 10:00 a.m., New York City time, on _____________, 1997 or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Company and CSFBC (such date is hereinafter referred to as the "Closing Date").

            To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the office specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

            Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

            The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Shares and the Option Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any

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subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Firm Shares or the Option Shares.

            3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company and the Material Subsidiaries, jointly and severally, represent, warrant and covenant to each Underwriter that:

                  (a) A registration statement (Registration No. 333-24641) on Form S-1 relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The term "preliminary prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A ("Rule 430A") of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to the Representatives. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A or Rule 434 of the Rules and Regulations. If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term "Prospectus" means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date.

                  (b) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent to and including the Closing Date and, if later, any Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did or will comply with all applicable provisions of the Act and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the

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Prospectus or any amendment or supplement to the Prospectus is filed with the
Commission and at the Closing Date and, if later, any Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or the Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the Company acknowledges that (i) the last paragraph at the bottom of the cover page of the Prospectus concerning the terms of the offering by the Underwriters, (ii) the legend on the inside front cover page concerning stabilization and (iii) the statements in the first, fourth, seventh, ninth, tenth and eleventh paragraphs under the caption "Underwriting" in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus. The Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Act.

                  (c) For purposes of this Agreement, "Subsidiaries" shall mean Domain Energy Ventures Corporation, Domain Energy Production Corporation, Domain Energy Finance Corporation, Domain Energy Guarantor Corporation, Oceana Exploration Company, L.C. and Matrix Energy Limited Partnership. The Company has no subsidiaries that are "Significant Subsidiaries" within the meaning of Rule 405 of the Rules and Regulations that are not Subsidiaries. The Company and each of the Subsidiaries is, and at the Closing Date will be, a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. The Company and each of the Subsidiaries has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and each of the Subsidiaries that is a corporation is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be duly licensed or qualified or to be in good standing would not have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"). All of the outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of all liens, encumbrances and claims whatsoever except such as are described in the Prospectus. Except for the stock of the Subsidiaries, as disclosed in the Registration Statement and as set forth on Schedule II hereto, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any material equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the certificate of incorporation

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and of the by-laws of the Company and each of the Subsidiaries and all amendments thereto have been delivered to the Representatives or their counsel, and except as disclosed in the Registration Statement, no material changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

                  (d) The outstanding shares of Common Stock have been, and the Shares to be issued and sold by the Company upon such issuance will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The description of the Common Stock in the Registration Statement and the Prospectus is, and at the Closing Date will be, complete and accurate in all respects. Except as set forth in the Prospectus, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any Subsidiary or any such warrants, convertible securities or obligations.

                  (e) The financial statements and schedules included in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. The pro forma financial statements and other pro forma financial information included in the Registration Statement or the Prospectus (i) present fairly in all material respects the information shown therein, (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Registration Statement or the Prospectus are, in the opinion of the Company, reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or schedules of the Company or any of the Subsidiaries are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Deloitte & Touche LLP (the "Accountants"), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations. The statements included in the Registration Statement with respect to the Accountants pursuant to Item 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects.

                  (f) The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded

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accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company and there has not occurred any Material Adverse Effect, (ii) neither the Company nor any of the Subsidiaries has incurred nor will any of them incur any material liabilities or obligations, direct or contingent, nor has any of them entered into any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

                  (h) The Company is not an "investment company" or an entity controlled by, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                  (i) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of the Subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might result in a Material Adverse Effect.

                  (j) The Company and each of the Subsidiaries has, and at the Closing Date will have, (i) all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as described in the Prospectus, (ii) complied in all material respects with all laws, regulations and orders applicable to it or its business and (iii) performed all its material obligations required to be performed by it, and is not, and at the Closing Date will not be, in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, material lease, material contract or other material agreement or material instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected. To the best knowledge of the Company and each of the Subsidiaries, no other party under any contract or other agreement to which it is a party is in default in any respect thereunder. Neither the Company nor any of the Subsidiaries is, nor at the Closing Date will any of them be, in violation of any provision of its certificate of incorporation or by-laws.

                  (k) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby, except such as have been obtained

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or made under the Act, the Rules and Regulations or the Delaware General
Corporation Law and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares.

                  (l) The Company and each of the Material Subsidiaries have full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Material Subsidiaries, constitutes a valid and binding agreement of the Company, each of the Material Subsidiaries and is enforceable against the Company and each of the Material Subsidiaries in accordance with the terms hereof (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles). The execution and delivery of this Agreement by the Company and each of the Material Subsidiaries and the performance of this Agreement and the consummation of the transactions contemplated hereby and the application of the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of the Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation or by-laws of the Company or any of the Subsidiaries, any contract or other agreement to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of the Subsidiaries.

                  (m) Except as to their interests in oil and gas leases, the Company and each of the Subsidiaries have good and marketable title to all properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Company or the Subsidiaries. Except as to their interests in oil and gas leases, the Company and each of the Subsidiaries have valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by them, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and the Subsidiaries. The Company and each of the Subsidiaries have good and defensible title to their respective interests in oil and gas leases, free and clear of any security interests, mortgages, pledges, liens, encumbrances, charges, defects or restrictions of any kind or character, other than (i) those described in the Prospectus; (ii) liens and encumbrances under operating agreements, unitization and pooling arrangements and gas sales contracts that secure payment of amounts not yet due and payable and which are of a nature and scope customary in connection with similar oil and gas drilling and producing operations; and (iii) those that do not have a Material Adverse Effect. The Company and each of the Subsidiaries have conducted such title investigations and have acquired their respective interests in oil and gas leases in such manner as is customary in the oil and gas industry. The

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Company and each of the Subsidiaries have complied in all material respects with the terms of the oil and gas leases in which they purport to own an interest, and no claim of any sort has been asserted by anyone adverse to the rights of the Company or any Subsidiary as lessee or sublessee under any of such leases or questioning their respective rights to the continued possession of the leased premises under any such lease, except with respect to any such default or claim which would not have a Material Adverse Effect. The concessions, reservations, licenses, permits and rights to hydrocarbons held by the Company and the Subsidiaries are valid, subsisting and enforceable with such exceptions as are described in the Prospectus or which would not have a Material Adverse Effect.

                  (n) Neither the Company nor any Subsidiary is a party to any material contract, agreement or other document except for the contracts and other documents (the "Material Contracts") filed as exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12, 10.13 and 10.14 to the
Registration Statement and the Material Contracts are the only contracts required to be filed as an exhibit to the Registration Statement. All Material Contracts to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles).

                  (o) No statement, representation, warranty or covenant made in this Agreement by the Company or any of the Material Subsidiaries, or made in any certificate or document required by this Agreement to be delivered to the Representatives, was or will be, when made, inaccurate, untrue or incorrect in any material respect.

                  (p) None of the Company or any of its directors or officers has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                  (q) Except as set forth in the Registration Statement and the Prospectus, no holder of securities of the Company has any right to require the registration of any securities of the Company because of the filing of the Registration Statement.

                  (r) The Shares are duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange.

                  (s) The Company and its Subsidiaries are in compliance with all federal, state and local employment and labor laws, including, but not limited to, laws relating to non-discrimination in hiring, promotion and pay of employees; no labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent or

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threatened; and the Company is not aware of any existing, imminent or threatened labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors in any case described above that could result in a Material Adverse Effect.

                  (t) The Company and the Subsidiaries own, or possess adequate rights to use the material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, services marks and trade names (collectively, "patent and proprietary rights") presently employed by them or which are necessary in connection with the conduct of the business now operated by them, and neither the Company nor any of its Subsidiaries has received any written notice or otherwise has actual knowledge of any infringement of or conflict with asserted rights of others or any other claims with respect to any patent or proprietary rights, or of any basis for rendering any patent and proprietary rights invalid or inadequate to protect the interest of the Company or any of its Subsidiaries.

                  (u) Neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary, has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

                  (v) There is no transaction or relationship between the Company and any affiliate of the Company, including, without limitation, First Reserve Fund VII, Limited Partnership, a Delaware limited partnership ("First Reserve"), required to be described in the Registration Statement or the Prospectus which is not described as required.

                  (w) The information upon which were based the estimates of reserves in the reserve reports for the oil and gas properties of the Company and the Subsidiaries prepared by DeGolyer and MacNaughton and Netherland, Sewell & Associates, Inc. (collectively, the "Engineers"), to the extent provided by the Company or any Subsidiary, was at the time of delivery thereof complete and accurate in all material respects. Each Engineer is a firm of independent petroleum engineers. Information in the Prospectus regarding estimates of reserves, future net cash flows and present values of estimated net cash flows comply in all material respects with the applicable requirements of Rule 4-10 of Regulation S-X and Industry Guide 2 under the Act.

                  (x) The Company and the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their businesses and the value of their properties and as is customary for companies engaged in similar businesses in similar industries.

                  (y) The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), (ii) have received all

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permits, licenses or other approvals required of them under applicable
Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Effect. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

                  (z) Except as set forth in the Registration Statement and the Prospectus there are no costs and liabilities associated with or arising in connection with Environmental Laws as currently in effect (including, without limitation, costs of compliance therewith) which would, singly or in the aggregate, result in a Material Adverse Effect.

                  (aa) The Company has filed all material federal, state and foreign income and franchise tax returns required to be filed by it and has paid all taxes shown as due thereon, other than taxes which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles ("GAAP"); and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company. There are no tax returns of the Company or any of its Subsidiaries that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company or any Subsidiary has received notice), where the findings of such audit, if adversely determined, would result in a Material Adverse Effect.

                  (bb) With respect to each employee benefit plan, program and arrangement (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Company, or with respect to which the Company could incur any liability under ERISA (collectively, the "Benefit Plans"), no event has occurred and, to the best knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company could be subject to any liability under the terms of such Benefit Plan, applicable law (including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended) or any applicable agreement that could result in a Material Adverse Effect.

            4. AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters as follows:

                  (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration

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Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith. Neither CSFBC's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

                  (b) The Company will use every reasonable effort to cause the Registration Statement to become effective and will notify the Representatives promptly, and will confirm such notice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the second sentence of Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances in which they are made, not misleading and (v) of receipt by the Company or any representative or attorney of the Company of any other substantive communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. The Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and to notify the Representatives promptly of all such filings.

                  (c) The Company will furnish to the Representatives, without charge, three signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto, and will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

                  (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

                  (e) On the Effective Date, and thereafter from time to time, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event

HOU03A:432629.7
shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto and will deliver to each of the Underwriters, without charge, such number of copies thereof as the Representatives may reasonably request.

                  (f) Prior to any public offering of the Shares by the Underwriters, the Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

                  (g) During the period of five years commencing on the Effective Date, the Company will furnish to the Representatives and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock and will furnish to the Representatives and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

                  (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

                  (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (ii) the preparation and delivery of certificates representing the Shares, (iii) the word processing and reproduction of this Agreement, (iv) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (v) the listing of the Shares on the New York Stock Exchange, (vi) any filings required to be made by the Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith not to exceed $10,850,
(vii) the

HOU03A:432629.7
registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith not to exceed $10,000, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (viii) counsel to the Company, (ix) the transfer agent for the Shares, (x) the Accountants and (xi) the Engineers.

                  (j) If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof (otherwise than pursuant to Section 8 or following the occurrence of any of the events specified in Sections 7(c), (d) or (e)) or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the several Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith.

                  (k) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

                  (l) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds" and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

                  (m) During the period of 180 days commencing at the Closing Date, the Company will not, without the prior written consent of CSFBC, directly or indirectly, sell, offer to sell, grant any option for the sale of, pledge or otherwise dispose of, or file with the Commission a registration statement under the Act relating to, any additional shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock, or publicly disclose the intention to make such offer, sale, pledge, disposition or filing, other than (i) to the Underwriters pursuant to this Agreement (ii) pursuant to a registration statement filed with the Commission on Form S-4 in connection with a transaction with a public company and (iii) pursuant to employee or director benefit plans, provided, that the Company will not grant options to purchase shares of Common Stock pursuant to such employee or director benefit plans at a price less than the initial public offering price.

                  (n) The Company will cause each of its executive officers and directors and First Reserve and each other beneficial owner of more than 5% of the outstanding shares of Common Stock, if any, to enter into agreements with the Representatives in the form set forth in Exhibit A to the effect that they will not, for a period of 180 days after the commencement of the public offering of the Shares, without the prior written consent of CSFBC, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares (other than

HOU03A:432629.7
pursuant to the Company's employee stock option plans or in connection with other employee incentive compensation or director compensation arrangements of the Company).

                  (o) For so long as the Company shall be an independent publicly traded company, during the period of two years commencing on the Effective Date, the Company will use every reasonable effort to cause the Shares to remain listed on the New York Stock Exchange.

            5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of each Underwriter hereunder are subject to the following conditions:

                  (a) Notification that the Registration Statement has become effective shall be received by the Representatives not later than 10:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representatives, and all filings required by Rule 424 of the Rules and Regulations and Rule 430A shall have been made.

                  (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect, and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives did not object thereto in good faith, and the Representatives shall have received certificates, dated the Closing Date and the Option Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

                  (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have occurred and no development shall have occurred which could reasonably be expected to result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and
(ii) neither the Company nor any of the Subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price.

HOU03A:432629.7

                  (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of the Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would have a Material Adverse Effect.

                  (e) Each of the representations and warranties of the Company and the Material Subsidiaries contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, as if made at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

                  (f) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, from Weil, Gotshal & Manges LLP, counsel to the Company, to the effect set forth in Exhibit B.

                  (g) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, from Baker & Botts, L.L.P., counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives.

                  (h) On the date of the Prospectus, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and stating in effect that:

                        (i) In their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations;

                        (ii) They have made a review of the unaudited financial statements included in the Registration Statement in accordance with standards established by the American Institute of Certified Public Accountants, as indicated in their reports attached to such letter;


HOU03A:432629.7

                        (iii) On the basis of the review referred to in clause
      (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                              (A) The unaudited financial statements included in
            the Registration Statement do not comply in form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or are not in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements in the Registration Statement;

                              (B) The pro forma financial statements included in
            the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation SX of the Rules and Regulations or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements;

                              (C) At the date of the latest available balance
            sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement, there was any change in the capital stock or any increase in total current liabilities or total liabilities or any decrease in total current assets or total assets of the Company, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                              (D) For the period from the closing date of the
            latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants, or to the subsequent specified date referred to in clause (C), there were any decreases, as compared with the corresponding periods of the previous year, in total revenues, total operating expenses or net income;

      except in all cases set forth above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                        (iv) They have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and

HOU03A:432629.7
      other financial information to be in agreement with such results, except as otherwise specified in such letter.

At the Closing Date and, as to the Option Shares, the Option Closing Date, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to above to a date (specified in the letter) not more than two business days prior to the Closing Date and the Option Closing Date which would require any change in their letter dated the date of the Prospectus, if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

                  (i) On the date of the Prospectus and at the Closing Date and, as to the Option Shares, the Option Closing Date, each of the Engineers shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, confirming that they are independent petroleum engineers with respect to the Company and with respect to certain of the oil and gas information contained in the Registration Statement.

                  (j) At the Closing Date and, as to the Option Shares, the Option Closing Dates, there shall be furnished to the Representatives an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives, to the effect that:

                        (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) since the Effective Date, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect;

                        (ii) To the best of their knowledge after reasonable investigation, each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects;

                        (iii) Each of the covenants required herein to be performed by the Company on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with; and

                        (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) there has not been, and no development

HOU03A:432629.7
      has occurred which could reasonably be expected to result in, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (B) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus.

                  (k) On or prior to the Closing Date, the Representatives shall have received the executed agreements referred to in Section 4(n).

                  (l) The Shares shall be qualified for sale in such states as the Representatives may reasonably request, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

                  (m) Prior to the Closing Date, the Shares shall have been duly authorized for listing by the New York Stock Exchange upon official notice of issuance.

            (n) The National Association of Securities Dealers, Inc. shall have approved the underwriting terms and arrangements and such approval shall not have been withdrawn or limited.

                  (o) The Company and each of the Material Subsidiaries shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company and the Material Subsidiaries herein, as to the performance by the Company and the Material Subsidiaries of their respective obligations hereunder or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representatives.

            6.    INDEMNIFICATION.

                  (a) The Company and each of the Material Subsidiaries, jointly and severally, will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred as such expenses are incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or

HOU03A:432629.7
between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any Underwriter, or any of such persons, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on
(i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as a part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or wilful misconduct); PROVIDED, HOWEVER, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage (A) arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of any Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus or (B) results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, such preliminary prospectus, which untrue statement or omission was completely corrected in the Prospectus (as then amended or supplemented) if the Company shall sustain the burden of proving that the Underwriters sold Shares to the person alleging such loss, claim, liability, expense or damage without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus (as then amended or supplemented) if the Company has previously furnished copies thereof to the Underwriters within a reasonable amount of time prior to such sale or such confirmation, and the Underwriters failed to deliver the corrected Prospectus, if required by law to have so delivered it and if delivered would have been a complete defense against the person asserting such loss, claim, liability, expense or damage. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

                  (b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, each of the Subsidiaries, First Reserve, each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company and the Material Subsidiaries to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by CSFBC on behalf of such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus; PROVIDED, HOWEVER, that in no

HOU03A:432629.7
case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by such Underwriter. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

                  (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time (in addition to any local counsel) for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an

HOU03A:432629.7
unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, any of the Material Subsidiaries, or the Underwriters, the Company and the Material Subsidiaries, on the one hand, and the Underwriters or the other will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or any Material Subsidiary from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company, any one or more of the Material Subsidiaries and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company, the Material Subsidiaries, on the one hand, and the Underwriters on the other. The relative benefits received by the Company and the Material Subsidiaries, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Material Subsidiaries, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or any of the Material Subsidiaries, on the one hand, or the Representatives on behalf of the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Material Subsidiaries and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will

HOU03A:432629.7
be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement and each director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d).

                  (e) The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company and the Subsidiaries contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

            7. TERMINATION. The obligations of the several Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Representatives, without liability on the part of any Underwriter to the Company or any of the Material Subsidiaries, if, prior to delivery and payment for the Shares (or the Option Shares, as the case may be), in the sole judgment of the Representatives, (a) since the respective dates as of which information is given in the Registration Statement there has been, and no development has occurred which could reasonably be expected to result in, any Material Adverse Effect, (b) trading in any of the equity securities of the Company shall have been suspended by the Commission, the NASD, by an exchange that lists the Shares, (c) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (d) a general banking moratorium shall have been declared by either Federal or New York State authorities or (e) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such outbreak, declaration, calamity or emergency makes it impracticable or inadvisable to proceed with completion of the public offering or the sale of and payment for the Shares.

            8. SUBSTITUTION OF UNDERWRITERS. If any one or more of the Underwriters shall default in their obligations to purchase Shares hereunder on either the Closing Date or the Option

HOU03A:432629.7

Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date is not more than one-tenth of the aggregate number of Shares that the Underwriters are obligated to purchase on such date, the other Underwriters shall be obligated, severally, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Shares which they have respectively agreed to purchase on such date bears to the aggregate number of Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as CSFBC may specify; provided that in no event shall the maximum number of Shares which any Underwriter has become obligated to purchase on such date be increased pursuant to this Section 8 by more than one-ninth of the number of Shares agreed to be purchased by such Underwriter on such date without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds one-tenth of the aggregate number of Shares that the Underwriters are obligated to purchase on such date and arrangements satisfactory to CSFBC and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Shares under this Agreement (provided that if such default occurs with respect to the Option Shares after the Closing Date, this Agreement will not terminate as to the Firm Shares). In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as applicable, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. As used in this Agreement, the term "Underwriters" includes any person substituted for an Underwriter under this Section. Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

            9. MISCELLANEOUS. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered if to the Company, at the office of the Company, 1100 Louisiana, 15th Floor, P.O. Box 2511, Houston, Texas 77252, Attention: President and Chief Executive Officer, with a copy to Weil, Gotshal & Manges LLP, 700 Louisiana, Suite 1600, Houston, Texas 77002, Attention: James L. Rice III, Esq., or, if to the Underwriters, to the Representatives at the offices of Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York, 10010-3629, Attention: Investment Banking Department -- Transactions Advisory Group. Any such notice shall be effective only upon receipt. Any notice under
Section 7 or 8 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

            This Agreement has been and is made solely for the benefit of the several Underwriters and the Company and the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

HOU03A:432629.7

            All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any of its controlling persons and shall survive delivery of and payment for the Shares hereunder.

            Any action required or permitted to be taken by the Representatives under this Agreement may be taken by them jointly or by CSFBC.

            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

            This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

            In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            The Company and the Underwriters each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

            This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Representatives, the Company and each of the Material Subsidiaries.

            Please confirm that the foregoing correctly sets forth the agreement among the Company, the Material Subsidiaries and the several Underwriters.

HOU03A:432629.7

                              Very truly yours,

                              DOMAIN ENERGY CORPORATION

                              By:
                                    Name:
                                    Title:

                              DOMAIN ENERGY VENTURES CORPORATION

                              By:
                                    Name:
                                    Title:

                              DOMAIN ENERGY PRODUCTION CORPORATION

                              By:
                                    Name:
                                    Title:

                              DOMAIN ENERGY FINANCE CORPORATION

                              By:
                                    Name:
                                    Title:

HOU03A:432629.7

Confirmed as of the date first above mentioned:

CREDIT SUISSE FIRST BOSTON CORPORATION
PAINEWEBBER INCORPORATED, PRUDENTIAL
SECURITIES CORPORATION and
MORGAN KEEGAN & COMPANY, INC.

   Acting on behalf of themselves
   and as the Representatives of
   the other several Underwriters
   named in Schedule I hereof.

By:  CREDIT SUISSE FIRST BOSTON CORPORATION

By:
     Name:
     Title:

HOU03A:432629.7

                                  SCHEDULE I
                                 UNDERWRITERS

                                                                  Number of
                                                                 Firm Shares
                                                                    to be
             UNDERWRITER                                          PURCHASED

Credit Suisse First Boston Corporation..........................
PaineWebber Incorporated........................................
Prudential Securities Incorporated..............................
Morgan Keegan & Company, Inc....................................
_____________________...........................................
_____________________...........................................
_____________________...........................................
_____________________...........................................
      Total.....................................................  6,000,000

HOU03A:432629.7

                                  SCHEDULE II
                              EQUITY INVESTMENTS

        ENTITY HOLDING INVESTMENT                  NATURE OF INVESTMENT

     Domain Energy Ventures Corporation      Warrants to acquire 28,350 shares
                                             of Common Stock of Benton Corp.

     Domain Energy Ventures Corporation     63,000 shares of National Energy
                                            Group Common Stock

HOU03A:432629.7

                                                                       EXHIBIT A

                                                                        [DATE]

CREDIT SUISSE FIRST BOSTON CORPORATION
PAINEWEBBER INCORPORATED,
PRUDENTIAL SECURITIES CORPORATION and
MORGAN KEEGAN & COMPANY, INC.
   As Representatives of the
   several Underwriters
c/oCredit Suisse First Boston Corporation,
   Eleven Madison Avenue
   New York, New York  10010

Dear Sirs:

      In consideration of the agreement of the several Underwriters, for which Credit Suisse First Boston Corporation, PaineWebber Incorporated, Prudential Securities Corporation and Morgan Keegan & Company, Inc. (the "Representatives") intend to act as representatives to underwrite a proposed public offering (the "Offering") of 6,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), of Domain Energy Corporation, a Delaware corporation (the "Company"), as contemplated by a registration statement with respect to such shares filed with the Securities and Exchange Commission on Form S-1 (Registration No. 333-24641), the undersigned hereby agrees that the undersigned will not, for a period of 180 days after the commencement of the public offering of such shares, without the prior written consent of Credit Suisse First Boston Corporation, offer to sell, sell, contract to sell, grant any option to sell, or otherwise dispose of, or require the Company to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 to register, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to acquire shares of Common Stock of which the undersigned is now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) (other than pursuant to the Company's employee stock option plans or in connection with other employee incentive compensation or director compensation arrangements of the Company).

      In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement.

HOU03A:432629.7

      This Agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Offering shall not have occurred on or before , 1997.

                                    Very truly yours,

                              By:

                        Print Name:

HOU03A:432629.7

                                                                       EXHIBIT B

                    [Weil, Gotshal & Manges LLP letterhead]

                                                         _______________, 1997

Credit Suisse First Boston Corporation
PaineWebber Incorporated,
Prudential Securities Incorporated and
Morgan Keegan & Company, Inc.
   As Representatives of the
   several Underwriters
c/oCredit Suisse First Boston Corporation
   Eleven Madison Avenue
   New York, New York  10010-3629

Gentlemen:

      We have acted as counsel to Domain Energy Corporation, a Delaware corporation (the "Company"), in connection with (i) the execution and delivery of, and the consummation of the transactions contemplated by, the Underwriting Agreement (the "Agreement"), dated ____________, 1997, among Credit Suisse First Boston Corporation, PaineWebber Incorporated, Prudential Securities Incorporated and Morgan Keegan & Company, Inc., as representatives of the several underwriters named in Schedule I thereto (the "Underwriters"), and the Company and certain of the Company's subsidiaries and (ii) the sale by the Company to the Underwriters of 6,000,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company. This opinion is delivered to you pursuant to Section 5(f) of the Agreement. Capitalized terms defined in the Agreement and used but not otherwise defined herein are used herein as so defined.

      In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Agreement, (ii) the Registration Statement on Form S-1 (Registration No. 333-24641) of the Company filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on April 4, 1997, (iii) Amendment No. 1 to the Registration Statement filed with the Commission on May 22, 1997, (iv) Amendment No. 2 to the Registration Statement filed with the Commission on ___________________, 1997 (the Registration Statement, as so amended and including information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A under the Act, is hereinafter referred to as the ("Registration Statement"), (v) the

HOU03A:432629.7
prospectus dated _____________________, 1997 of the Company in the form filed with the Commission pursuant to Rule 424(b) under the Act (the "Prospectus"), and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and we have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

      In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Agreement. As used herein "to our knowledge" and "of which we are aware" means the conscious awareness of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Agreement.

      Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

            1. The Company, and Domain Energy Ventures Corporation, Domain Energy Production Corporation, and Domain Energy Finance Corporation (collectively, the "Subsidiaries"), each is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Prospectus.

            2. The authorized capital stock of the Company consists of 25,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. As of ________________, 1997, there were 7,663,684 shares of common stock and no shares of preferred stock issued and outstanding. All of such outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive rights pursuant law or in the Company's restated certificate of incorporation or in any instrument, contract or other document filed as an exhibit to the Registration Statement. The statements in the Prospectus under the caption "Description of Capital Stock," insofar as they constitute descriptions of the capital stock of the Company, constitute fair summaries thereof in all material respects. Except as described in the Registration Statement or the Prospectus, to our knowledge, there are no outstanding securities of the Company or any Subsidiary convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating the Company to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock.

HOU03A:432629.7

            3. The Shares to be issued pursuant to the Agreement have been duly authorized and, when issued as contemplated by the Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights (i) pursuant to law, (ii) in the Company's restated certificate of incorporation or (iii) in any instrument, contract or other document filed as an exhibit to the Registration Statement.

            4. All of the outstanding shares of capital stock of each Subsidiary are owned of record by the Company or one of the other Subsidiaries. To our knowledge, all of the outstanding shares of capital stock of each Subsidiary are owned beneficially by the Company or one of the other Subsidiaries, subject to the pledge of the capital stock of Domain Energy Ventures Corporation and Domain Energy Production Corporation to The Chase Manhattan Bank as Administrative Agent under that certain Credit Agreement filed as Exhibit 10.10 to the Registration Statement. Upon transfer and delivery of the Shares and payment therefor in accordance with the terms of the Agreement, the Underwriters will acquire good and marketable title to such Shares, assuming the Underwriters acquire the Shares without notice of any adverse claim as such term is used in
Section 8-302 of the Uniform Commercial Code in effect in the State of New York.

            5. The Company and each of the Subsidiaries has all requisite corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder. The execution, delivery and performance of the Agreement by the Company and each of the Subsidiaries and the consummation by the Company and each of the Subsidiaries of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and each of the Subsidiaries. The Agreement has been duly and validly executed and delivered by the Company and each of the Subsidiaries and (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitutes the legal, valid and binding obligation of the Company and each of the Subsidiaries, enforceable against each in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

            6. The execution and delivery of the Agreement, the consummation of the transactions contemplated thereby and compliance by the Company and the Subsidiaries with the provisions thereof will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the restated certificate of incorporation or by-laws of the Company or any of the Subsidiaries, (ii) any of the terms, conditions or provisions of any material document, agreement or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them is bound of which we are aware,
(iii) any New York, Texas or Delaware corporate or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph) or (iv) any judgment, writ, injunction, decree, order

HOU03A:432629.7
or ruling of any court or governmental authority binding on the Company or any of the Subsidiaries of which we are aware.

            7. No consent, approval, waiver, license or authorization or other action by or filing with any New York, Texas or Delaware corporate or federal governmental authority is required in connection with the execution and delivery by the Company or any of the Subsidiaries of the Agreement or the consummation by the Company or any of the Subsidiaries of the transactions contemplated thereby, except for filings and other actions required pursuant to federal and state securities or blue sky laws, as to which we express no opinion in this paragraph, and those already obtained and made under the Delaware General Corporation Law.

            8. To our knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened against the Company or any of the Subsidiaries that relates to any of the transactions contemplated by the Agreement.

            9. The Registration Statement and the Prospectus (except for (i) the financial statements and the notes thereto, the financial statement schedules and the other financial, statistical and accounting data and (ii) the estimates of oil and gas reserves and information related thereto, included in or which should be included in the Registration Statement or the Prospectus, as to which we express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

            10. To our knowledge, there is no instrument, contract or other document (the "Documents") that is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement that is not described therein or filed as an exhibit thereto. Insofar as the provisions of any of the Documents are described in the Registration Statement or the Prospectus, such provisions conform in all material respects to the respective descriptions thereof set forth in the Prospectus or the Registration Statement.

            11. To our knowledge, except as disclosed in the Registration Statement or the Prospectus, no person or entity has the right to require the Company to register under the Act shares of Common Stock or other securities of the Company by reason of the filing or effectiveness of the Registration Statement.

            12. Insofar as certain provisions of the Delaware General Corporation Law have been described under the caption "Management -- Limitation of Directors' Liability; Indemnification of Directors and Officers" or under
Item 14 of Part II of the Registration Statement, such provisions conform in all material respects to the respective descriptions thereof set forth under such caption and such Item 14, respectively. The statements in the Prospectus under the caption "Shares Eligible for Future Sale," insofar as they refer to statements of laws or legal conclusions under the Act or the rules and regulations thereunder, constitute fair summaries thereof in all material respects. The statements in the Prospectus under the caption "Description of Capital Stock," insofar as they refer to statements of laws or legal conclusions under the Delaware General Corporation Law, constitute

HOU03A:432629.7
fair summaries thereof in all material respects. The statements in the Prospectus under the caption "Business and Properties -- Regulation," insofar as they constitute descriptions of the NGA, the NGPA, the Decontrol Act, Order No. 636, the OCSLA, regulations promulgated by the MMS, Order No. 509 and regulations promulgated by the FERC (each as defined in the Prospectus) or amendments thereto or, as applicable, the rules and regulations thereunder, constitute fair summaries thereof in all material respects. The statements in the Prospectus under the caption "Business and Properties --Environmental Matters," insofar as they constitute descriptions of the CERCLA, OPA or CWA (each as defined in the Prospectus) or amendments thereto or the rules and regulations thereunder, constitute fair summaries thereof in all material respects.

            13. The Company is not an "investment company" or an entity "controlled" by an "investment company" under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Commission thereunder (the "Investment Company Act"). In rendering the opinion in this paragraph 13, we have assumed that neither Fund VII nor its managing general partner, First Reserve Corporation, is or is controlled by an "investment company" under the Investment Company Act.

            14. Based solely upon telephonic confirmation from the Commission, the Registration Statement has become effective under the Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act. Any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by Rule 424(b).

      We have participated in conferences with directors, officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and representatives of counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, no facts have come to our attention which lead us to believe that the Registration Statement, on the effective date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus, on the date thereof or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no view with respect to (i) the financial statements and related notes, the financial statement schedules and the other financial, statistical and accounting data and
(ii) the estimates of oil and gas reserves and information related thereto, included in the Registration Statement).

HOU03A:432629.7

      The opinions expressed herein are limited to the laws of the States of New York and Texas, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

      The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person (other than your counsel solely for the purpose of delivering to you the opinion required by Section 5(g) of the Agreement), nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

                               Very truly yours,

HOU03A:432629.7
                                     B-6